Exhibit 99.1

[Reference translation – in case of any discrepancy, the original Japanese version shall prevail.]

June 30, 2020

Press Release
Company Name: Z Holdings Corporation
Representative: Kentaro Kawabe,
President and Representative Director
(Code number: 4689 First Section, Tokyo Stock Exchange)
Inquiries: Ryosuke Sakaue,
Managing Executive Officer and Chief Financial Officer
TEL: 03-6779-4900

Company Name: LINE Corporation
Representative: Takeshi Idezawa,
President and Representative Director
(Code number: 3938 First Section, Tokyo Stock Exchange)
Inquiries: Investor Relations
TEL: 03-4316-2050

Company Name: SoftBank Corp.
Representative: Ken Miyauchi,
Representative Director, President & CEO
(Code number: 9434 First Section, Tokyo Stock Exchange)
Inquiries: Takashi Naito,
Executive Officer, General Manager of Finance & Accounting Division
TEL: 03-6889-2000

Company Name: NAVER Corporation
Representative: Han Seong Sook, CEO
Inquiries: Kim Min, IR Leader
(E-Mail: dl_IR@navercorp.com)

Announcement Regarding Progress Toward Implementation of the Business Integration

As announced by each of Z Holdings Corporation (“ZHD”) and LINE Corporation (“LINE”) in the press release entitled “Announcement Regarding Definitive Agreement on Business Integration,” dated December 23, 2019, and by SoftBank Corp. (“SoftBank”) and NAVER Corporation (“NAVER” and, together with SoftBank, the “Shareholder Parties”) (ZHD, LINE, SoftBank and NAVER are collectively referred to as the “Relevant Parties”) in the “Notice Concerning Entry into a Definitive Agreement Relating to the Business Integration of Z Holdings Corporation (Securities Code: 4689) and LINE Corporation (Securities Code: 3938),” dated December 23, 2019, the Relevant Parties have announced that ZHD, a consolidated subsidiary of SoftBank, and LINE, a consolidated subsidiary of NAVER, would conduct a business integration (the “Business Integration”) founded on a spirit of equality.

As announced in the “Notice Concerning the Planned Commencement of the Joint Tender Offer for Shares of LINE Corporation (Securities Code: 3938)” dated December 23, 2019, the Shareholder Parties also have announced that, if certain conditions precedent, including the completion of procedures in connection with domestic and foreign competition authorities, are satisfied, they would jointly commence tender offers in Japan and the United States (the “Joint Tender Offer”) to take LINE private as part of a series of transactions to realize the Business Integration.

The Relevant Parties have worked diligently with each competition authority to make progress with respect to the procedures required to implement the Business Integration and the Joint Tender Offer. However, the Relevant Parties hereby announce that as of today, due in part to the impact of the global spread of COVID-19, the procedures and measures under the competition laws of some of the countries have not been completed.

The Relevant Parties are currently not aware of any material issues relating to the procedures required under the competition laws, and plan to continue making progress with respect to such procedures and measures and promptly commence the Joint Tender Offer. However, the Relevant Parties anticipate that, since the commencement of the Joint Tender Offer will be delayed from the originally anticipated timeframe of May to June 2020, the completion of the Business Integration will consequently be later than the initially anticipated timing of October 2020. The Relevant Parties will announce a revised schedule for the implementation of the Business Integration, including the Joint Tender Offer, as soon as it is confirmed.

Further, no change is currently anticipated to the tender offer prices for the Joint Tender Offer or the terms and conditions to, or form of, the Business Integration, including the exchange ratio for the share exchange between ZHD and the successor company to LINE’s business (LINE’s wholly-owned subsidiary to which LINE’s entire business is to be transferred by way of an absorption-type corporate demerger). The Relevant Parties will continue to make their utmost efforts for an early realization of the Business Integration, with the aim that the post-Business Integration ZHD (the listed integrated company) will take a great leap forward to become “the AI tech company that leads the world from Japan and Asia.”

Additional Information for U.S. Investors regarding the Joint Tender Offer

In the United States, LINE will file a Solicitation/Recommendation Statement with the U.S. Securities and Exchange Commission (the “SEC”) on Schedule 14D-9 following commencement of a tender offer for securities of LINE within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934. Holders of the securities of LINE that are subject to any such tender offer are advised to read it when it becomes available as it will contain important information. Copies of the Schedule 14D-9 and other related documents filed by LINE will be available free of charge on the SEC’s website at http://www.sec.gov. Any documents filed by SoftBank, NAVER and NAVER J. Hub Corporation (together with NAVER, the “NAVER Parties”) in any such tender offer, including a Tender Offer Statement on Schedule TO, will also be available free of charge on the SEC’s website.

The respective financial advisors of SoftBank, the NAVER Parties, ZHD, LINE or the Special Committee of LINE as well as the tender offer agent(s) (including their affiliates) may, in the ordinary course of their business, engage in the purchase of the common shares of LINE, or act in preparation for such purchase, for their own account or for their customers’ account before or during the purchase period for the Joint Tender Offer in accordance with the requirements of Rule 14e-5(b) under the U.S. Securities Exchange Act of 1934 and to the extent permitted under Japanese financial instruments and exchange regulations and other applicable laws and ordinances. If any information concerning such purchase is disclosed in Japan, the relevant financial advisor or tender offer agent who conducted such purchase will disclose such information on its English website (or by any other means of public disclosure).

Forward-Looking Statements

This press release contains forward-looking statements with respect to SoftBank’s, the NAVER Parties’, ZHD’s and LINE’s current plans, estimates, strategies and beliefs, including, without limitation, the statements made concerning the Joint Tender Offer and the Business Integration. Forward-looking statements include, but are not limited to, those statements using words such as “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project,” “aim,” “plan,” “likely to,” “target,” “contemplate,” “predict,” “potential” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions generally intended to identify forward-looking statements. These forward-looking statements are based on information currently available to SoftBank, the NAVER Parties, ZHD and LINE, speak only as of the date hereof and are based on their respective current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond their control. As a consequence, current plans, anticipated actions and future financial position and results of operations may differ significantly from those expressed in any forward-looking statements in this press release. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented and neither SoftBank, the NAVER Parties, ZHD nor LINE intends to update any of these forward-looking statements. Risks and uncertainties that might affect SoftBank, the NAVER Parties, ZHD, LINE, the Joint Tender Offer or the Business Integration include, but are not limited to, those relating to:

•	whether the Joint Tender Offer will be commenced or will close;

•	the timing of the Joint Tender Offer;

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obtaining the requisite consents to the Joint Tender Offer and the Business Integration, including, without limitation, the risk that a regulatory approval that may be required for the Business Integration is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	whether the conditions for the Joint Tender Offer and the Business Integration will be satisfied or waived;

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the possibility that, prior to the completion of the Business Integration, ZHD’s and LINE’s businesses and their relationships with employees, collaborators, vendors and other business partners may experience significant disruption due to transaction-related uncertainty;

•	shareholder litigation in connection with the Joint Tender Offer or the Business Integration potentially resulting in significant costs of defense, indemnification and liability; and

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the risks and uncertainties pertaining to ZHD’s and LINE’s businesses, including in LINE’s case those detailed under “Risk Factors” and elsewhere in LINE’s public periodic filings with the SEC, as well as those detailed in the tender offer materials that may be filed by SoftBank and the NAVER Parties, the Solicitation / Recommendation Statement that may be filed by LINE, and the Transaction Statement that may be filed, all in connection with the Joint Tender Offer or the Business Integration if they are commenced.

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